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                                                                    EXHIBIT 23.1


The Board of Directors
Keryx Biopharmaceuticals, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Somekh Chaikin
Certified Public Accountants (Isr.)
A member firm of KPMG International

Jerusalem, Israel;
May 19, 2000